AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”) is dated September 18, 2008, by and among China Water and Drinks Inc., a Nevada corporation (the “Company”) and certain of the Investors (as defined below), and amends that certain Securities Purchase Agreement (the “Agreement”) dated May 31, 2007 by and among the Company and the investors identified on the signature pages thereto (collectively, the “Investors”).

WHEREAS, Pursuant to Section 6.4 of the Agreement, the Agreement may be amended in writing provided such amendment is signed by the Company and the Investors holding a majority of the Securities (as such term is defined in the Agreement);

WHEREAS, the Investors signatory hereto, in the aggregate, own a majority of the Securities;

WHEREAS, each Investor signatory hereto is signing only on its own behalf, and not on behalf of any other Investor;

WHEREAS, except as otherwise stated herein, capitalized terms not otherwise defined in this Amendment shall have the definition given to such terms in the Agreement;

NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual agreements contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Pinnacle, on behalf of the Investors, hereby agree as follows:

1. Amendment. Section 4.11(a) of the Agreement is hereby amended and restated in its entirety to read as follows (with changes in italics):

“(a) The Make Good Pledgor agrees that in the event that the After-Tax Net Income reported in the 2007 Annual Report, after adding back any compensation expenses relating to the Escrow Shares (as defined in the Make Good Escrow Agreement) or the return of any Escrow Shares to the Make Good Pledgor due to the achievement of 2007 Guaranteed ATNI, is less than $19,000,000 (the “2007 Guaranteed ATNI”), the Agent will instruct the Make Good Escrow Agent to release to the Investors (in accordance with the Make Good Escrow Agreement) on a pro-rata basis (determined by dividing each Investor’s Investment Amount as of the Closing Date by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than their part of their respective Investment Amount at Closing, 11,194,030 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the “2007 Make Good Shares”). In the event that either (i) the earnings per share reported in the 2008 Annual Report is less than $0.300 on a fully diluted basis (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the “2008 Guaranteed EPS”) or (ii) the After-Tax Net Income reported in the 2008 Annual Report is less than $30,000,000 (the “2008 Guaranteed ATNI”), in each case after adding back any compensation expense relating to the Escrow Shares or the return of any Escrow Shares to the Make Good Pledgor due to the achievement of 2008 Guaranteed ATNI and 2008 Guaranteed EPS, or any expense relating to the beneficial conversion feature attributable to the Company’s 5% convertible notes issued in January, 2008, the Agent will instruct the Make Good Escrow Agent to release to the Investors (in accordance with the Make Good Escrow Agreement) on a pro rata basis (determined by dividing each Investor’s Investment Amount as of the Closing Date by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than their part of their respective Investment Amount at Closing, 11,194,030 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the “2008 Make Good Shares”). In the event that the After-Tax Net Income reported in the 2007 Annual Report is equal to or greater than the 2007 Guaranteed ATNI, the Agent shall instruct the Make Good Escrow Agent to release the 2007 Make Good Shares to the Make Good Pledgor in accordance with the Make Good Escrow Agreement. In the event that both (i) the earnings per share reported in the 2008 Annual Report is equal to or greater than the 2008 Guaranteed EPS and (ii) the After-Tax Net Income reported in the 2008 Annual Report is equal to or greater than the 2008 Guaranteed ATNI, in each case after adding back any compensation expense relating to the Escrow Shares or the return of any Escrow Shares to the Make Good Pledgor due to the achievement of 2008 Guaranteed ATNI and 2008 Guaranteed EPS, or any expense relating to the beneficial conversion feature attributable to the Company’s 5% convertible notes issued in January, 2008, the Agent shall instruct the Make Good Escrow Agent to release the 2008 Make Good Shares to the Make Good Pledgor in accordance with the Make Good Escrow Agreement. Any such release to the Investors or to the Make Good Pledgor of the 2007 Make Good Shares or the 2008 Make Good Shares shall be made to the Investors or the Make Good Pledgor, as applicable, within 10 Business Days after the date which the 2007 Annual Report or 2008 Annual Report, as applicable, is filed.”

2. Effectiveness. This Amendment shall become effective upon execution.

3. Limited Nature of Amendment. Except as expressly amended hereby, the Agreement remains in full force and effect in accordance with its terms and this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

4. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

CHINA WATER AND DRINKS INC.

By:	/s/ Xu Hong Bin
Name:	Xu Hong Bin
Title:	President

MAJORITY IN INTEREST OF THE INVESTORS

THE PINNACLE FUND, L.P.

By:	Pinnacle Advisors, L.P., its General Partner

	By:	Pinnacle Fund Management, LLC, its General Partner

		By:	/s/ Barry M. Kitt
		Name:	Barry M. Kitt
		Title:	Sole Member

PINNACLE CHINA FUND, L.P.

By:	Pinnacle China Advisors, L.P., its General Partner

	By:	Pinnacle China Management LLC, its General Partner

		By:	Kitt China Management, LLC, its Manager

			By:	/s/ Barry M. Kitt
			Name:	Barry M. Kitt
			Title:	Manager